EXHIBIT 10.6

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT
(PURSUANT TO THE TERMS OF THE
POOL CORPORATION
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN)
This PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT (this “Agreement”) is between Pool Corporation, a Delaware corporation (“Company”), and ________________ (“Recipient”), and is dated as of the date set forth immediately above the signatures below.
1.    Grant of Performance-Based Restricted Stock. The Company hereby grants to Recipient all rights, title and interest in the record and beneficial ownership of shares (the “Performance-Based Restricted Stock” or the “Incentive”) of common stock, $.001 par value per share, of Company (“Common Stock”) subject to the conditions described in Paragraphs 4 and 5 as well as the other provisions of this Agreement. The Performance-Based Restricted Stock is granted pursuant to and to implement in part Pool Corporation’s Amended and Restated 2007 Long-Term Incentive Plan (as amended and in effect from time to time, the “Plan”) and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Agreement. Recipient agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Agreement and in the event of any inconsistency, the provisions of the Plan shall control. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Agreement unless otherwise specifically provided.
2.    Custody of Performance-Based Restricted Stock. Upon satisfaction of the vesting conditions set forth in Paragraph 4 or as otherwise set forth in Paragraph 5(b) or 5(c), Company shall issue and deliver to Recipient a certificate or certificates for such number of shares of Common Stock as are required to be issued and delivered under this Agreement. Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Performance-Based Restricted Stock is not transferable and shall be held in trust.
3.    Risk of Forfeiture. Subject to Paragraph 5, should Recipient's employment (defined below) with Company and each Subsidiary (defined below) terminate prior to the vesting dates set forth in Paragraph 4, Recipient shall forfeit the Performance-Based Restricted Stock that would otherwise have vested on such dates.
4.    Vesting Dates.
a.    Subject to Recipient’s continued employment through the vesting date, except as otherwise provided in Paragraph 5, based on the level of achievement of the Performance Goal set forth in Paragraph 4(b) as of the end of the Performance Period, the number of shares of Performance-Based Restricted Stock subject to this Agreement calculated in accordance with Paragraph 4(b) shall vest on the 3rd anniversary of the date of grant. Notwithstanding the above, no shares shall vest unless and until the Compensation Committee (the “Committee”) has made the certification required by Paragraph 4(c).
b.    Except as otherwise provided in this Agreement, the shares of Performance-Based Restricted Stock shall not vest as of the vesting date set forth in Paragraph 4(a) unless the Company’s diluted earnings per share growth at a compounded annual growth rate (“CAGR”) for the three-year period beginning January 1, 2023 through December 31, 2025 (the “Performance Period”) is at least 5% (the “Performance Goal”). If the three-year CAGR is 5%, 25% of the shares of Performance-Based Restricted Stock shall vest. If the three-year CAGR is 10%, 50% of the shares of Performance-Based Restricted Stock shall vest. If the three-year CAGR is 20%, 100% of the shares of Performance-Based Restricted Stock shall vest. If the three-year CAGR falls between 5% and 10%, the number of shares of Performance-Based Restricted Stock that will vest will be determined on the basis of straight-line interpolation. If the three-year CAGR falls between 10% and 20%, the number of shares of Performance-Based Restricted Stock that will vest will be determined on the basis of straight-line interpolation. If the Performance Goal is not met as of the end of the Performance Period, then all shares of Performance-Based Restricted Stock will be immediately forfeited and canceled.
c.    Following the end of the Performance Period, the Committee shall determine whether the Performance Goal has been achieved.
5.    Termination of Employment; Change of Control. Voluntary or involuntary termination of employment, retirement, death or Disability of Recipient, or termination of employment for Cause or with Good Reason following a Change of Control, shall affect Recipient's rights under this Agreement as follows:
a.    Voluntary or Involuntary Termination. If, other than as specified below or as otherwise determined by the Committee, Recipient voluntarily terminates employment (defined below) or if Recipient's employment is terminated involuntarily, then Recipient shall forfeit the right to receive all shares of Performance-Based Restricted Stock that have not theretofore vested pursuant to Paragraph 4.
b.    Change of Control. If a Change of Control shall occur, then the performance condition in Paragraph 4(b) shall be waived, but the conditions set forth in Paragraph 4(a) shall continue to apply, except as set forth below. If the Recipient’s employment is terminated by the Company or a Subsidiary without Cause or by the Recipient for Good Reason within two years following the Change of Control, then all non-vested Incentives granted under this Agreement shall fully vest as of such termination date, all restrictions (other than those described in Paragraph 9) applicable to such Incentives shall terminate and Company shall release from escrow or trust and shall transfer to Recipient via book entry the shares of Common Stock represented by such vested Incentives and, upon Recipient’s request, the Company shall cause a stock certificate or certificates to be issued in the name of Recipient.
c.    Death or Disability. If Recipient's employment is terminated by death or Disability, then immediately all nonvested Performance-Based Restricted Stock shall fully vest, all restrictions (other than described in Paragraph 9) applicable to Performance-Based Restricted Stock shall terminate and Company shall release from escrow or trust and transfer to Recipient, or in the case of death, to the person or persons to whom Recipient's rights under this Agreement shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability, to Recipient's personal representative, via book entry the shares of Common Stock represented by such vested Performance-Based Restricted Stock and, upon request, the Company shall cause a stock certificate or certificates to be issued in the name of such person or persons.
d.    Definition of Employment. For purposes of this Agreement, “employment” means employment by Company or a Subsidiary. In this regard, neither the transfer of Recipient from employment by Company to employment by a Subsidiary nor the transfer of Recipient from employment by a Subsidiary to employment by Company shall be deemed to be a termination of employment of Recipient. Moreover, the employment of Recipient shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by Company or a Subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if Recipient returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. The Committee’s determination in good faith regarding whether a termination of employment of any type or Disability has occurred shall be conclusive and determinative.
e.    Definition of Disability.    For purposes of this Agreement, “Disability” shall mean a disability that would entitle the Recipient to the payment of disability payments under the Company’s or Subsidiary’s long-term disability plan or as otherwise determined by the Committee.
f.    Definition of Subsidiary.    For purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors or similar governing body, either directly or through one or more Subsidiaries.
g.    Definition of Cause.    For purposes of this Agreement, “Cause” shall mean (i) conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; (ii) conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Board of Directors (“the Board”); or (iv) breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary. The determination as to whether the Recipient was terminated for Cause shall be made by the President and/or the Board in its sole discretion.
h.    Definition of Good Reason.    For purposes of this Agreement, “Good Reason” shall mean either of the following (without Recipient’s express written consent): (i) a material diminution in Recipient’s base salary as of the day immediately preceding the Change of Control, (ii) a material diminution in the Recipient’s authority, duty or responsibilities as they existed the day immediately preceding the Change of Control, or (iii) the Company’s requiring Recipient to be based at any office or location more than 50 miles from Recipient’s principal office or location as of the day immediately preceding the Change of Control. Notwithstanding the foregoing, Recipient shall not have the right to terminate Recipient’s employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right Recipient provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, Recipient must terminate Recipient’s employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period.
6.    Ownership Rights. Subject to the restrictions set forth herein and subject to Paragraph 9, Recipient is entitled to all voting and ownership rights applicable to the Performance-Based Restricted Stock, including the right to receive any dividends that may be paid on Performance-Based Restricted Stock, whether or not vested.
7.    Reorganization of Company and Subsidiaries. The existence of this Agreement shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Performance-Based Restricted Stock or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
8.    Adjustment of Shares. Except in the case of a Change of Control as otherwise provided in the Plan or herein, in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Performance-Based Restricted Stock shall mean and include all securities or other property that holders of Common Stock of

Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property shall be treated in the same manner and shall be subject to the same restrictions as the underlying Performance-Based Restricted Stock.
9.     Certain Restrictions. By accepting the Performance-Based Restricted Stock, Recipient agrees that if at the time of delivery of certificates for shares of Performance-Based Restricted Stock issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), Recipient will acquire the Performance-Based Restricted Stock for Recipient's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Recipient will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Performance-Based Restricted Stock Agreement.
10.     Nontransferability of Incentive. This Incentive is not transferable other than by will, the laws of descent and distribution or by domestic relations order, as defined in the Code. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Recipient.
11.     Amendment and Termination. No amendment or termination of this Agreement which would impair the rights of Recipient shall be made by the Committee at any time without the written consent of Recipient. No amendment or termination of the Plan will adversely affect the right, title and interest of Recipient under this Agreement or to Performance-Based Restricted Stock granted hereunder without the written consent of Recipient.
12.     No Guarantee of Employment. This Agreement shall not confer upon Recipient any right with respect to continuance of employment or other service with Company or any Subsidiary, nor shall it interfere in any way with any right Company or any Subsidiary would otherwise have to terminate such Recipient's employment or other service at any time.
13.     Withholding of Taxes. Company shall have the right to (i) make deductions from the number of shares of Common Stock otherwise deliverable upon satisfaction of the conditions precedent under this Agreement (and other amounts payable under this Agreement) in an amount sufficient to satisfy required withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.
14.     No Guarantee of Tax Consequences. Neither Company nor any Subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.
15.     Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
16.     Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws, to the extent federal law does not supersede and preempt Delaware law. The parties acknowledge and agree that Delaware has a material relationship to this Agreement because, among other reasons, the Company is organized and existing under the laws of the State of Delaware.
17.     Section 83(b) Election. Recipient has reviewed with Recipient’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Recipient is relying solely on such advisors and not on any statements or representations of Company or any of its agents. Recipient understands that Recipient (and not Company) shall be responsible for Recipient’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Recipient understands that Recipient may elect to be taxed at the time the shares are granted by filing an election under Section 83(b) of the Code with the IRS within thirty days from the date of grant. Recipient acknowledges that it is Recipient’s sole responsibility and not Company’s to file timely the election under Section 83(b), even if Recipient requests Company or its representatives, to make this filing on Recipient’s behalf.
18.    Clawback Policy.    This Agreement and the Performance-Based Restricted Stock granted hereunder shall be subject to the clawback policy included in Company’s Corporate Governance Guidelines, to the extent such policy is applicable to Recipient.
19.     Miscellaneous Provisions.
(a)     Not a Contract of Employment; No Acquired Rights. The adoption and maintenance of the Plan or this Agreement shall not be deemed to be a contract of employment between Company or any of its Subsidiaries and any person. Receipt of an Incentive under the Plan at any given time shall not be deemed to create the right to receive in the future an Incentive under the Plan, or any other incentive awards granted to an employee of Company or any of its Subsidiaries, and shall not constitute an acquired labor right for purposes of any foreign law. The Plan shall not afford any recipient of an Incentive any additional right to severance payments or other termination awards or compensation under any foreign law as a result of the termination of such recipient's employment for any reason whatsoever.
(b)     Not a Part of Salary. The value of the Performance-Based Restricted Stock granted pursuant to this Agreement shall not be included as compensation, earnings, salaries or other similar terms used when calculating Recipient’s benefits under any employee benefit plan sponsored by Company except as such plan otherwise expressly provides.
(c)     Electronic Delivery and Signatures. Recipient hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. If Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Recipient hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Recipient consents and agrees that any such procedures and delivery may be effected by a third party engaged by Company to provide administrative services related to the Plan, including any program adopted under the Plan.
IN WITNESS WHEREOF, the parties have entered into this Performance-Based Restricted Stock Agreement as of the [___] day of [____], 20__.

“COMPANY”
POOL CORPORATION
Recipient acknowledges and agrees that by clicking the "ACCEPT" button on the E*TRADE on-line Grant Acceptance page, it will act as Recipient 's electronic signature to this Agreement and will constitute Recipient 's acknowledgement and agreement that the Recipient has read the Performance-Based Restricted Stock Agreement and the Plan Documents and agrees to their terms and conditions.

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